Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Annual Report (Form 10-K) of Oragenics, Inc. of our report (which report includes an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern), dated April 17, 2023, with respect to the consolidated financial statements of Oragenics, Inc. as of December 31, 2022 and 2021 and the for each of the two years in the period ended December 31, 2022. We consent to the incorporation of our report by reference in the following Registration Statements:

(i)	Form S-8 Registration Statements (Nos. 333-184588, 333-223088, 333-225894, 333-232301 and 333-263821) of Oragenics, Inc. pertaining to the Oragenics, Inc. Equity Incentive Plan; and

(ii)	Registration Statements (Form S-1 Nos. 333-224498, 333-224950 and 333-226150) and (Form S-3 Nos. 333-213321, 333-230422, 333-238789 and 333-269225) and related Prospectus of Oragenics, Inc.

/s/ Mayer Hoffman McCann P.C.

St. Petersburg, Florida

April 17, 2023